UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2008 (March 31, 2008)

Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 810-3333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2008, Anthracite Capital, Inc. (the “Company”) and BlackRock Financial Management, Inc. (the “Manager”) entered into an Amended and Restated Investment Advisory Agreement (the “Management Agreement”).

For the full one-year term of the renewed contract, the Manager has agreed to receive 100% of the management fee and incentive fee in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued pursuant to any applicable stock plan approved by the Company’s stockholders. Pursuant to the Management Agreement, as compensation for acting as investment advisor to the Company, the Manager receives a quarterly base management fee, in the applicable quarter, of 0.3750% if the quarterly average total stockholders’ equity is less than or equal to $400 million, 0.3125% if the quarterly average total stockholders’ equity is greater than $400 million, but less than or equal to $800 million or 0.2500% if the quarterly average total stockholders’ equity is greater than $800 million. In addition, under the Management Agreement and pursuant to any applicable stock plan approved by the Company’s Stockholders, the Company will grant the Manager a number of shares of Common Stock, equal to one half of one percent (0.5%) of the total number of shares of Common Stock outstanding as of the tenth trading day of the Company’s Window Period (as defined in the Management Agreement) that commences in the fourth quarter or, if there is no such Window Period, as of December 31 of each year.

Under the Management Agreement, the Manager is entitled to receive a quarterly incentive fee equal to 25% of the amount by which the Adjusted Operating Earnings (as defined in the Management Agreement) of the Company (before incentive fee) for the quarterly period exceeds the weighted average of the price per share of the Common Stock in the Company’s initial public offering and the prices per share of the Common Stock in any of the Company’s secondary offerings multiplied by the ten-year Treasury note rate plus 4.0% per annum (expressed as a quarterly percentage), multiplied by the weighted average number of shares of Common Stock outstanding during the applicable quarterly period. The Management Agreement provides that the incentive fee payable to the Manager shall be calculated using a rolling four-quarter high watermark. Pursuant to the Management Agreement, the Company agreed to pay any quarterly incentive fee to the Manager if the yearly incentive fee, based upon using adjusted operating earnings or net income, as applicable, for the current and three prior quarters, is greater than the amount the Company paid to the Manager in the prior three quarters cumulatively. The Management Agreement will expire on March 31, 2009, unless extended.

The foregoing description of the Management Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Investment Advisory Agreement, dated as of March 31, 2008, between BlackRock Financial Management, Inc. and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name: Richard M. Shea
Title: President and Chief Operating Officer

Dated: April 4, 2008